March 25, 1998

For immediate release:  Budget National and Analyst Wire
Contacts: Gary Wagner, Senior Vice President, Chief Financial Officer, and Dan Stracner, Vice President, Public Affairs: 626/683-4000


        Ameron's First-Quarter 1998 Result

     Pasadena, Calif.--Ameron International Corporation (NYSE: AMN) today reported a loss of 23 cents per share, or $940,000, on sales of $102.5 million for its first quarter, which ended Feb. 28, 1998.
For the similar period in 1997, the company reported earnings of 23 cents per share, or $938,000, on sales of $108.3 million, Ameron's highest first-quarter earnings in more than a decade.

     The company attributed the loss primarily to project delays caused by unusually severe weather in major domestic markets. "As previously reported, El Nino-related weather delays impacted some of our operations, especially our concrete and steel pipe business in the West and our protective coatings business in the United States," said James S. Marlen, chairman, president and chief executive officer. First-quarter rainfall in Southern California, an important market for Ameron, was the heaviest in more than a century. Severe thunderstorms in the Gulf region curtailed coatings work on offshore platforms and other major projects throughout the quarter. Also, the military buildup in the Arabian Gulf, which delayed scheduled drydockings and maintenance for U.S. Navy ships, contributed to a shortfall in Ameron's coatings business. In addition, a strike at Ameron's main steel fabrication plant in Southern California delayed shipments of welded steel pipe toward the end of the quarter.

      Compared to 1997, the company's construction products business in Hawaii reported a strong first-quarter improvement, even though the outlook for the construction sector in Hawaii is still sluggish.

      Ameron's worldwide fiberglass pipe business posted a healthy improvement in sales and earnings for the quarter, in part because of an increase in sales from Ameron's European operation. Centron International, acquired by Ameron in 1996, continued to make a strong contribution with shipments of high-pressure oilfield pipe to markets around the world.

      "The first quarter is traditionally our weakest, and this year we had to contend with unusual factors that worsened the situation," Marlen said. "The lower results are due primarily to weather conditions and project delays; however, we anticipate accelerated deliveries throughout the rest of the year." Marlen added, "Management remains confident about Ameron's overall strategic direction."



                 			Ameron International Corporation
		                  Consolidated Statements of Income
	                   First Quarter Ended February 28,
		           (in thousands except share and per share data)


                                         						  1998            1997
					                                         	---------       ---------
Sales                                           $102,526        $108,261
Cost of Sales                                     78,324          80,578
                                          						---------       ---------
Gross Profit                                      24,202          27,683
Selling, General and Administrative Expenses      25,046          26,283
                                          						---------       ---------
Operating Profit/(Loss)                             (844)          1,400
Royalty, Equity and Other Income                   1,771           2,619
                                          						---------       ---------
Income before Interest and Income Taxes              927           4,019
Interest, net                                      2,493           2,456
                                          						---------       ---------
Income/(Loss) before Income Taxes                 (1,566)          1,563
Income Taxes Provision/(Benefit)                    (626)            625
                                               	---------       ---------
Net Income/(Loss)                               $   (940)       $    938
                                          						=========       =========
Diluted Net Income/(Loss) Per
  Share (based on average of
  4,005,956 shares in 1998 and
  4,067,138 shares in 1997)                     $   (.23)       $    .23
                                           					=========       =========
  Cash Dividends Paid                           $    .32        $    .32
                                          						=========       =========



                   			Ameron International Corporation
		                   Consolidated Statements of Cashflow
       		              Three Months Ended February 28,
                            		 (in thousands)

                                         		 				  1998             1997
                                           					---------       ---------
Operating Activities
  Net Income/(Loss)                             $   (940)       $    938
  Adjustments to reconcile
    net income/(loss) to net cash                  4,740           4,905
  Changes in operating assets
    and liabilities                                 (267)        (18,716)
                                            					---------       ---------
Cash Provided (Used) By Operations                 3,533         (12,873)

Investing Activities
  Proceeds from sale of assets                        58              41
  Additions to property, plant
    and equipment, and Acquisitions               (6,832)         (5,290)
  Other, net                                        (333)           (253)
                                           						---------       ---------
Net Cash Used in Investing Activities             (7,107)         (5,502)

Financing Activities
  Short and long-term borrowings, net              2,022          12,460
  Dividends on common stock                       (1,282)         (1,280)
  Other, net                                          31             566
                                           						---------       ---------
Net Cash Provided by Financing Activities            771          11,746

Effect of exchange rate changes on cash              (72)           (315)
                                            				---------       ---------
Net change in cash                              $ (2,875)       $ (6,944)
                                          						=========       =========


               		     Ameron International Corporation
		                      Consolidated Balance Sheets
			                          (in thousands)

                                 					        February 28,    November 30,
				                                         		   1998            1997
                                         						---------       ---------
ASSETS
Current Assets
  Cash and equivalents                          $  6,973        $  9,848
  Receivables, net                               105,169         122,352
  Inventories                                    107,958          95,752
  Other                                           13,606          13,340
					                                          	---------       ---------
    Total current assets                         233,706         241,292
Investments and Advances -
  Affiliated Companies                            33,541          33,777
Property, Plant and Equipment, net               128,149         127,678
Other Assets                                      28,494          30,478
                                          						---------       ---------
  Total Assets                                  $423,890        $433,225
                                          						=========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings                         $    585        $    715
  Current portion of long-term debt               17,635          17,654
  Trade payables                                  35,868          31,988
  Accrued liabilities and other                   33,283          36,908
                                          						---------       ---------
    Total current liabilities                     87,371          87,265
Long-Term Debt, less current portion             142,733         140,917
Other Liabilities                                 45,832          52,061
                                          						---------       ---------
  Total Liabilities                              275,936         280,243
Stockholders' Equity
  Common stock                                    12,948          12,946
  Additional paid-in capital                      16,998          16,969
  Retained earnings                              169,347         171,569
  Cumulative translation adjustments              (8,560)         (5,723)
  Treasury stock                                 (42,779)        (42,779)
                                          						---------       ---------
    Total Stockholders' Equity                   147,954         152,982
                                           					---------       ---------
  Total Liabilities and Stockholders' Equity    $423,890        $433,225
                                          						=========       =========